Exhibit 99.4

QVIDIAN CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2017 AND 2016

Proactive CPA and Consulting Firm

Condensed Consolidated Balance Sheets	Qvidian Corporation and Subsidiary (See Independent Accountants' Review Report)

	September 30,	December 31,
	2017	2016
	(unaudited)	(audited)
Assets
Current Assets:
Cash	$838,426	$898,498
Accounts Receivable, Net of Allowance for Doubtful Accounts of $5,000 in both periods, Respectively	2,277,663	4,596,953
Prepaid Expenses and Other Current Assets	321,104	307,318
Total Current Assets	3,437,193	5,802,769

Property and Equipment, Net of Accumulated Depreciation	121,028	186,060
Goodwill	11,048,663	11,048,663
Intangible Assets, Net of Accumulated Amortization	283,333	602,083

Total Assets	$14,890,217	$17,639,575

Liabilities and Stockholders' Deficit
Current Liabilities:
Line of Credit	$2,926,059	$—
Accounts Payable	278,511	369,627
Accrued Expenses	867,996	1,504,012
Current Portion of Deferred Revenue	11,201,963	11,223,434
Total Current Liabilities	15,274,529	13,097,073

Line of Credit, Net of Current Portion	—	5,126,059
Deferred Revenue, Net of Current Portion	1,808,641	1,650,227
Total Liabilities	17,083,170	19,873,359

Stockholders' Deficit:
Senior Convertible Preferred Stock: $0.01 Par Value; 7,500,000 Shares Authorized, Issued and Outstanding (Liquidation Preference of $5,000,000)	75,000	75,000
Series A Common Stock: $0.001 Par Value; 16,300,000 Shares Authorized; 8,786,572 Shares Issued and Outstanding	8,787	8,787
Common Stock: $0.001 Par Value; 6,700,000 Shares Authorized; 2,511,025 and 2,388,393 Shares Issued; 2,511,025 and 2,236,223 Shares Outstanding, Respectively	2,511	2,236
Additional Paid-In Capital	51,223,556	51,017,852
Accumulated Other Comprehensive Income	39,043	111,768
Accumulated Deficit	(53,541,850)	(53,449,427)
Total Stockholders' Deficit	(2,192,953)	(2,233,784)

Total Liabilities and Stockholders' Deficit	$14,890,217	$17,639,575

The accompanying notes are an integral part of these consolidated financial statements.                    2

Consolidated Statements of Operations (unaudited)	Qvidian Corporation and Subsidiary (See Independent Accountants' Review Report)
For the Nine Months Ended September 30	2017	2016

Revenues
Subscription and Support	$13,472,418	$12,744,935
Professional Services	1,232,235	957,856
Total Revenues	14,704,653	13,702,791

Cost of Revenues
Subscription and Support	2,065,912	2,599,241
Professional Services	2,131,910	1,598,843
Total Cost of Revenues	4,197,822	4,198,084

Gross Profit	10,506,831	9,504,707

Operating Expenses:
Selling and Marketing	4,790,135	4,491,060
Research and Development	3,154,403	2,986,022
General and Administrative	2,042,802	1,755,608
Depreciation and Amortization	405,955	449,438
Total Operating Expenses	10,393,295	9,682,128

Loss from Operations	113,536	(177,421)

Other (Expense) Income:
Interest Expense	(206,258)	(257,552)
Other Income	299	34,756
Total Other Expense	(205,959)	(222,796)

Net Loss	$(92,423)	$(400,217)

The accompanying notes are an integral part of these consolidated financial statements.                    3

Consolidated Statements of Comprehensive Loss (unaudited)	Qvidian Corporation and Subsidiary (See Independent Accountants' Review Report)
For the Nine Months Ended September 30	2017	2016

Net Loss	$(92,423)	$(400,217)
Other Comprehensive Loss:
Foreign Currency Translation Adjustment	(72,725)	129,467

Comprehensive Loss	$(165,148)	$(270,750)

The accompanying notes are an integral part of these consolidated financial statements.                    4

Consolidated Statements of Cash Flows (unaudited)	Qvidian Corporation and Subsidiary (See Independent Accountants' Review Report)
For the Nine Months Ended September 30	2017	2016

Cash Flows from Operating Activities:
Net Loss	$(92,423)	$(400,217)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in)
Operating Activities:
Depreciation	87,205	130,688
Amortization	318,750	318,750
Stock-Based Compensation	199,314	97,364
Decrease in Accounts Receivable	2,360,447	1,316,062
(Increase) Decrease in Prepaid Expenses and Other Current Assets	(12,117)	74,020
Decrease in Accounts Payable	(93,584)	(173,409)
Decrease in Accrued Expenses	(652,791)	(127,441)
Increase (Decrease) in Deferred Revenue	13,993	(1,365,557)
Net Cash Provided by (Used in) Operating Activities	2,128,794	(129,740)

Net Cash Used in Investing Activities:
Acquisition of Property and Equipment	(12,898)	(46,267)
Net Cash Used in Investing Activities	(12,898)	(46,267)

Cash Flows from Financing Activities:
Repayments of Line of Credit	(3,900,000)	(800,000)
Proceeds from Line of Credit	1,700,000	650,000
Proceeds from Exercise of Common Stock Options	6,665	674
Net Cash Used in Financing Activities	(2,193,335)	(149,326)

Effect of Foreign Currency Exchange Rate Changes on Cash	17,367	(13,187)

Net Decrease in Cash	(60,072)	(338,520)

Cash, Beginning of Year	898,498	1,061,063

Cash, End of Year	$838,426	$722,543

Supplemental Disclosure of Cash Flow Information:
Cash Paid During the Years for Interest	$206,258	$338,456

The accompanying notes are an integral part of these consolidated financial statements.                    6

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

1. Organization and Significant Accounting Policies:

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Qvidian Corporation (the "Parent" or "Qvidian"), and its wholly-owned subsidiary, Qvidian UK Limited ("Qvidian UK" or the "Subsidiary"). The Parent and Subsidiary are collectively referred to as the "Company." All significant intercompany balances and transactions have been eliminated in consolidation.

Qvidian was incorporated on June 5, 2003 as a Delaware corporation. The Company is primarily engaged in the development, sales and implementation of hosted software solutions to enhance its customers' sales productivity. On May 28, 2010, the Parent acquired Qvidian UK to provide international sales and service support for the Company. The Company’s sales automation solutions combine three core capabilities: request for proposal (RFP) and proposal automation, sales playbooks and sales performance analytics. These core capabilities can be accessed through integration with third-party applications and provide improvements in sales performance. The Company derives the majority of its revenue from customers in the United States and the United Kingdom. During the nine months ended September 30, 2017 and 2016, respectively, international revenues accounted for approximately 12% and 10%, respectively of total revenues.

On November 16, 2017, the Company entered into an Agreement and Plan of Merger in which, effective November 17, 2017, all of the Company's then outstanding stock was acquired by Upland Software, Inc., for proceeds of $50,000,000, and the Company became a wholly-owned subsidiary of Upland Software, Inc.

Basis of Accounting and Liquidity Risk: The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is subject to a number of risks and uncertainties including the ability to obtain adequate financing, competition from larger and more established companies, the successful development and marketing of its products, protection of proprietary technology, dependence on key personnel, and the uncertainty of future profitability. During the nine months ended September 30, 2017 and 2016, respectively, the Company had a net loss of $92,423 and $400,217. Additionally, as of September 30, 2017 , the Company has an accumulated deficit of $53,541,850. These factors create uncertainty as to the Company's ability to continue as a going concern. However, management has taken actions to alleviate these matters, including the development of an operating plan designed to increase revenues, control operating costs, establish customer and vendor relationships, and raise additional capital in an effort to continue to fund operations and working capital requirements until such time that the Company can generate sufficient cash flows from operations. Further, on November 16, 2017 the Company's stock was acquired for cash proceeds of $50,000,000. Management believes that these actions will enable the Company to continue as a going concern through one year from the date the financial statements were available to be issued
.

Foreign Currency Transactions: The financial statements of the Subsidiary are translated into U.S. dollars based on the determination that the local currency is the functional currency. All assets and liabilities of the Subsidiary's foreign operations are translated into U.S. dollars at year-end exchange rates. Equity accounts are translated at historical exchange rates. Income statement accounts are translated at the weighted average exchange rate prevailing during the year. Translation adjustments resulting from differences in exchange rates are reflected as a component of other comprehensive income (loss).

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are reflected in other income (expense) in the accompanying consolidated statement operations.

Revenue Recognition: The Company generates the majority of all of its revenue from subscription services for its software as a service providing sales automation solutions. Arrangements with customers do not provide the customer with the right to take possession of the software supporting its sales automation solutions at any time, and are therefore accounted for as service contracts. Implementation of the solution is generally included in the subscription fee. Subscription service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellation or any other right of return.

                                                        7

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

1.Organization and Significant Accounting Policies (Continued):

The Company commences revenue recognition when all of the following conditions are met:

•	There is persuasive evidence of an arrangement;

•	The service has been or is being provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable.

Subscription revenue is recognized on a straight-line basis over the contractual term of the arrangement beginning on the date that the service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the requisite service period.

Subscription service arrangements, which include implementation, are accounted for as a single unit of accounting, as the implementation fees do not have standalone value and are typically completed within the first month of the service term. In certain arrangements, the implementation is contracted for separately. In these cases, revenue from the implementation services are recognized on a straight- line basis over the service period of the arrangement. The Company currently estimates the customer life to be three years.

The Company offers its customers a suite of expert services, primarily in the areas of solution advisory services, sales content development, technical services and training. The Company recognizes revenue as the services are performed.

Deferred Revenue: Deferred revenue represents billings and payments received for which the aforementioned revenue recognition criteria have not been met.

Fair Value Measurements: The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash: The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.

Accounts Receivable: Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon management's assessment of the collectability of accounts receivable, which considers historical write-off experience and any specific risks identified in customer collection matters. Bad debts are written off against the allowance when identified.

                                                        8

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

1.Organization and Significant Accounting Policies (Continued):

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high- credit quality financial institutions. The Company believes it is not exposed to any significant losses due to credit risk on cash. Accounts receivable are stated at the amount management expects to collect from outstanding balances.

The Company performs ongoing credit evaluations of its customers and generally requires no collateral to secure accounts receivable. The Company maintains an allowance for potentially uncollectible accounts receivable. Consequently, the Company believes that its exposure to losses due to credit risk on net accounts receivable is limited.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Computer Equipment	3-5 Years
Furniture and Fixtures	7 Years
Leasehold Improvements	Lesser of Estimated Useful Life or Life of Lease

Software Development Costs: Software development costs for external-use software are expensed as incurred until the point the Company establishes technological feasibility. Technological feasibility is established upon the completion of a working model or a detailed program design. Costs incurred by the Company between establishment of technological feasibility and the point at which the product is ready for general release are capitalized, subject to their recoverability, and amortized over the economic life of the related product. During the nine months ended September 30, 2017 and 2016, respectively, no such costs have been capitalized.

Goodwill: Goodwill represents the excess of cost over fair value of net assets of businesses acquired. The values assigned to goodwill are not amortized to expense, but rather they are evaluated at least on an annual basis to determine if there are potential impairments. With respect to goodwill, the Company follows accounting standards which allow the Company the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. This step serves as the basis for determining whether it is necessary to perform the two-step goodwill impairment test. If the Company determines it is more likely than not that the fair value of a reporting unit is less than its carrying value, then it will perform the two-step test. The two-step test first compares the fair value of the reporting unit to its carrying value. If the fair value of the reporting unit exceeds its carrying value, no impairment exists, and the second step is not performed. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded as part of the second step of the test, to the extent that the implied fair value of the reporting unit goodwill is less than its carrying value.

Fair value is determined, when applicable, based on discounted cash flows, market multiples or appraised values, as appropriate. As of September 30, 2017 and 2016, respectively, the Company performed a qualitative analysis of goodwill, in which management concluded that it is more likely than not that the fair value of the reporting unit is greater than its carrying amount.

Intangible Assets: Intangible assets consist of customer relationships and developed technology. The Company accounts for amortization using the straight-line method over the related assets' estimated useful lives, as follows:

Customer Relationships	8 Years
Developed Technology	5 Years

Impairment of Long-Lived Assets: It is required that long- lived assets, including purchased intangible assets with finite lives, be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the

                                                        9

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

1. Organization and Significant Accounting Policies (Continued):

assets. As of September 30, 2017, the Company has determined that there have been no significant events or changes in circumstances that would trigger impairment testing of the Company's long-lived assets.

Deferred Rent: The Company records rent expense related to its office facilities based on a constant periodic rate over the term of the related lease agreement. The excess of the cumulative rent expense incurred over the cumulative amounts due under the lease agreement is deferred and recognized over the term of the lease. As of September 30, 2017 and 2016, respectively, deferred rent amounted to $58,992, and $78,783, and is included in accrued expenses in the accompanying consolidated balance sheets.

Cost of Revenues: Cost of revenues primarily represents payroll and related costs, consulting services, infrastructure costs, and overhead allocations.

Advertising Costs: The Company expenses advertising costs as incurred. During the nine months ended September 30, 2017 and 2016, respectively, the Company incurred advertising expense in the amount of $108,104 and $211,076.

Research and Development Costs: The Company expenses all research and development costs as incurred.

Stock-Based Compensation: The Company recognizes stock-based compensation on awards granted. Stock- based compensation expense for stock-based compensation awards granted is based on the grant date fair value. The Company recognizes compensation expense for stock-based compensation awards on a straight-line basis over the requisite service period of the award.

Income Taxes: The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred income tax assets, including those resulting from loss and credit carryforwards, and liabilities are measured using enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

The Company assesses the recording of uncertain tax positions by evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the consolidated financial statements.

The Company's policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its consolidated statement operations.

Comprehensive Income (Loss): Comprehensive income (loss) consists of changes in stockholders' deficit not related to transactions with the stockholders. During the nine months ended September 30, 2017 and 2016, respectively, other comprehensive income (loss) includes foreign currency translation adjustments.

Use of Estimates: Management has used estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities in its preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). Actual results experienced by the Company may differ from those estimates.

Subsequent Events: Management has evaluated subsequent events spanning the nine months ended September 30, 2017 through January 26, 2018, the date these consolidated financial statements were available to be issued.

                                                        10

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

2.Condensed Interim Financial Information:
The accompanying unaudited condensed consolidated financial statements as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016 have been prepared in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required for annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.
The December 31, 2016 Condensed Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.
The condensed interim financial information should be read in conjunction with the audited financial statements and related footnotes as of and for the year ended December 31, 2016.

3.Property and Equipment:

Property and equipment as of September 30, 2017 and December 31, 20162016, respectively consists of the following:

	2017	2016
		(audited)
Computer Equipment	$987,640	$1,292,675
Furniture and Fixtures	242,655	242,655
Leasehold Improvements	54,966	54,966
	1,285,261	1,590,296
Less: Accumulated Depreciation	1,164,233	1,404,236
	$121,028	$186,060

Depreciation expense for the nine months ended September 30, 2017 and 2016, respectively, amounted to $87,205 and $130,688.

                                                        11

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

4.Intangible Assets:

As of September 30, 2017 and December 31, 2016, respectively, intangible assets consist of the following:

	2017
	Cost	Accumulated Amortization
Customer Relationships	$3,400,000	$3,116,667
Developed Technology	1,600,000	1,600,000
	$5,000,000	$4,716,667

	2016
	(audited)
	Cost	Accumulated Amortization
Customer Relationships	$3,400,000	$2,797,917
Developed Technology	1,600,000	1,600,000
	$5,000,000	$4,397,917

Future amortization expense related to intangible assets as of December 31, 2016 is as follows:

Year Ending December 31,
2017	$106,250
2018	177,083
$283,333

Amortization expense for the nine months ended September 30, 2017 and 2016, respectively amounted to $318,750 in both periods. As of September 30, 2017 and 2016, respectively, the net intangible asset balances amounted to $283,333 and $602,083.

5.Line of Credit:

In June 2015, the Company entered into a revolving line of credit agreement with a new bank (the "Line of Credit") with maximum available borrowings of $6,000,000. Borrowings are limited to defined revenue measurements on a monthly basis. Interest on the Line of Credit is charged at the Wall Street Journal Prime Rate plus 2.25% (6.5% as of September 30, 2017). The Line of Credit is guaranteed by substantially all assets of the Company and is subject to certain financial and reporting covenants. The Line of Credit had an original maturity date of June 2017.

Under the terms of the Line of Credit, the Company is subject to certain financial covenants. As of September 30, 2017, the Company was in compliance with such covenants.

In June 2015, in conjunction with the Line of Credit, the Company entered into an agreement with one of its stockholders, under which, in a deemed liquidation event, the stockholder was entitled to a consent preference, which accrues at a rate of $25,000 per month beginning in July 2015. The rights to receive the consent preference automatically terminate, lapse and become forfeited upon the occurrence of certain defined events. As of September 30, 2017, a deemed liquidation event was considered probable, however the consent preference was automatically terminated based upon the terms of the deemed liquidation event and as such, no liability was recorded.

In March 2017, the Line of Credit was amended to modify certain financial covenants. During June 2017, the Line of Credit was amended to modify certain interest rates, financial covenants and to extend the maturity date to June 2019. As of September 30, 2017 and 2016, respectively, the outstanding balance on the Line of Credit amount to $2,926,059 and $5,126,059.

                                                        12

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

6.Senior Convertible Preferred Stock:
As of September 30, 2017, the Company has 7,500,000 authorized shares of $0.01 par value Senior Convertible Preferred Stock (Senior Preferred Stock).
The Senior Preferred Stock has the following rights and preferences:
Conversion: Each share of Senior Preferred Stock is convertible into shares of Series A Common Stock based on a conversion factor of $0.667 per share, adjustable for certain dilutive events. Conversion is at the option of the holder; however, it is automatic upon the closing of an initial public offering resulting in net proceeds of at least $30,000,000 and at an offering price per share greater than or equal to $2.00, or upon the decision of the majority of the stockholders of the outstanding Senior Preferred Stock.
Voting Rights: The Senior preferred stockholders are entitled to the number of votes equal to the number of shares of Series A Common Stock into which the shares of Senior Preferred Stock held by each holder are then convertible.
Liquidation: Upon the liquidation, dissolution or winding up of the Company, the holders of the Senior Preferred Stock shall be paid first out of the assets of the Company an amount of $0.667 per share subject to certain adjustments (the "Senior Liquidation Amount"). After payment has been made in full to the holders of the Senior Preferred Stock of the full amounts to which they are entitled, all remaining assets available for distribution shall be distributed to the common and Series A common stockholders ratably.
Dividends: As long as the Senior Liquidation Amount has been paid in full to the holders of the Senior Preferred Stock, the Company's Board of Directors may declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company. The holders of the Senior Preferred Stock shall receive a dividend on each outstanding share of Senior Preferred Stock in an amount at least equal to the product of (a) the dividend payable on each share of stock outstanding on an as-converted basis and (b) the number of shares of Series A common stock issuable upon conversion of a share of Senior Preferred Stock.

7.Common Stock:
Series A Common Stock: As of September 30, 2017 and 2016, the Company has 16,300,000 shares of $0.001 par value Series A Common Stock authorized.
A summary of the rights and preferences of the Series A Common Stock is as follows:
Voting: The holders of Series A Common Stock are entitled to one vote per share of Series A Common Stock held, and together with the holders of the common stock and preferred stock, are entitled to vote on all matters submitted to stockholders for a vote. The holders of Series A Common Stock are also entitled to elect two directors of the Company. The Company is prohibited from entering into certain transactions, as defined, without an affirmative vote or written consent of at least 66.67% of the holders of the Senior Preferred Stock and Series A Common Stock.
Dividends: The holders of Series A Common Stock are entitled to receive, when and if declared by the Board of Directors out of funds legally available, dividends payable in either cash, property or in shares of capital stock. All dividends are subject to the preferential rights and rights of participation of the Senior Preferred Stock.
As of September 30, 2017, 5,000,000 shares of Series A Common Stock are reserved for the conversion of preferred stock.
Common Stock: As of September 30, 2017, the Company has 6,700,000 shares of $0.001 par value common stock authorized. The voting, dividend and liquidation rights of the common stockholders are subject to, and qualified by, the rights, powers and preferences of the preferred stockholders and as designated by resolution of the Board of Directors. The holders of the common stock are entitled to one vote for each share of common stock held.

A summary of the rights and preferences of the common stock is as follows:
Voting: The holders of common stock are entitled to one vote per share of common stock held, and together with the holders of the Series A common stock and preferred stock, are entitled to vote on all matters submitted to stockholders for a vote.

                                                        13

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

6. Common Stock (Continued):
Dividends: The holders of common stock are entitled to receive, when and if declared by the Board of Directors out of funds legally available, dividends payable in either cash, property or in shares of capital stock. All dividends are subject to the preferential rights and rights of participation of the Senior Preferred Stock.
On May 31, 2010, the Company issued 269,832 shares of restricted common stock with a fair value of $0.52 per share to an employee in exchange for entering into a non-compete agreement. Per the terms of the non- compete agreement, the restricted stock became fully vested on May 17, 2017. The Company recorded stock-based compensation expense, upon vesting of the restricted stock, in the amount of $140,313, during the nine month period ended September 30, 2017, which is included in the consolidated statement of operations.
7.Stock Compensation Plan:

The Company maintains the 2003 Stock Incentive Plan and a plan assumed in a merger, which together are collectively referred to as the "Stock Plans." Under the terms of the Stock Plans, incentive (ISOs) and nonqualified stock options or restricted stock may be granted to eligible participants. The exercise price of the ISOs cannot be less than the fair value of the common stock on the date of grant, or less than 110% of the fair value in the case of employees holding 10% or more of the voting stock of the Company. The options vest over a period determined by the Board of Directors, generally four years, and expire not more than ten years from the date of grant.

As of December 31, 2016, the Company's authorized common stock includes 2,631,439 shares of common stock reserved for issuance of options and restricted stock under the Plan of which 727,259 shares are available for future grants.

Stock option activity under the Plan during the year ended September 30, 2016 is as follows:

	Number of Options	Weighted Average Exercise Price (Per Share)	Weighted Average Remaining Contractual Life (Years)

Outstanding at January 1, 2017	1,520,923	1.01
Granted	83,152	0.99
Exercised	(4,970)	1.36
Cancelled	(87,389)	1.06
Outstanding at September 30, 2017	1,511,716	1.01	4.26
Vested and Expected to Vest at September 30, 2017	1,461,576	1.01	4.64
Exercisable at September 30, 2017	1,342,182	1.01	3.93

During the nine months ended September 30, 2017 and 2016, option holders of the Company exercised 4,970 and 492 common stock options, respectively in exchange for cash proceeds of $6,665 and $674, respectively.

There was no intrinsic value on the options exercised during the nine months ended September 30, 2017 and 2016.

During the nine months ended September 30, 2017 and 2116, stock-based compensation expense amounted to approximately $59,000 and $97,000, which is included in the consolidated statement operations, and is based on awards ultimately expected to vest.

As of September 30, 2017, there is approximately $72,000 of unrecognized compensation expense related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.14 years.

The Company uses the Black-Scholes option-pricing model to value option grants on the date of grant and to determine the related compensation expense. The assumptions used in calculating the fair value of stock- based payment awards represent management's best estimations. The Company bases its expected volatility on the volatilities of certain publicly-traded peer companies.

                                                        14

Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

7.Stock Compensation Plan (Continued):

Management believes that the historical volatility of the Company's stock price does not best represent the expected volatility of the stock price. The Company is a privately-held company and therefore lacks company-specific historical and implied volatility information. The Company intends to continue to consistently use the same group of publicly traded peer companies to determine volatility in the future until such time that sufficient information regarding the volatility of the Company's share price becomes available or that the selected companies are no longer suitable for this purpose. The risk-free interest rate used for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life. The expected term of options granted is determined based on the average of the vesting term and the contractual lives of all options awarded. The expected dividend yield assumption is based on the Company's history and expectation of dividend payouts.

In determining the exercise prices for options granted, the Company has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by management, with consideration to a third-party valuation, which contemplates a broad range of factors, including the illiquid nature of the investment in the Company's common stock, the Company's historical financial performance and financial position, the Company's future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock, if any, in private transactions negotiated at arm's length.

The following table provides the assumptions used in determining the fair value of the stock-based awards as of September 30, 2017 and 2016:

	2017	2016
Risk-Free Interest Rate	1.60	1.60
Expected Dividend Yield	—	—
Expected Volatility	41	41
Expected Life	6.25 Years	6.25 Years
Fair Value of Common Stock	0.99	$0.95

The Company recognizes compensation expense for only the portion of options that are expected to vest. Therefore, the Company has estimated expected forfeitures of stock options. In developing a forfeiture rate estimate, the Company considers its historical experience and future expectations. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.
8.Operating Leases:

The Company leases office space and other equipment under non-cancelable operating lease agreements that expire at various dates through April 2020. Certain lease agreements contain rent escalation clauses for which the related rent expense is recognized on a straight-line basis over the term of the lease.

During the nine months ended September 30, 2017 and 2016, respectively, rent and equipment expense incurred under these agreements amounted to $228,107 and $223,830.

Future minimum lease payments due under these noncancelable lease agreements, as of September 30, 2017, are as follows:

Year Ending December 31,
2017	$84,903
2018	334,733
2019	294,553
2020	7,836
$722,025

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Notes to Condensed Consolidated Financial Statements                 Qvidian Corporation and Subsidiary
(See Independent Accountants' Review Report)

9.Retirement Plan:

The Parent sponsors a defined contribution plan covering substantially all of its employees who meet certain eligibility requirements. The Parent, at the discretion of the Board of Directors, may make contributions to the plan. The Parent also makes certain matching contributions to the plan. During the nine months ended September 30, 2017 and 2016, the Company made contributions to the plan of approximately $67,592 and $79,639, respectively.

10.Indemnifications:

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company's indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. For the nine months ended September 30, 2017 and 2016, respectively, no amounts have been accrued related to such indemnification provisions.

11.Subsequent Event:

On November 16, 2017, the Company entered into an Agreement and Plan of Merger with Upland Software, Inc. (the "Buyer"). In connection with the Agreement and Plan of Merger, all outstanding stock and vested stock options were purchased by the Buyer.
In conjunction with the Agreement and Plan of Merger, the outstanding obligation under the revolving line of credit of the Company described in Note 4 of the condensed consolidated financial statements was repaid on November 16, 2017. In addition, the Company's Stock Plans were terminated on November 16, 2017 and all unvested options were cancelled.
On December 22, 2017, the Tax Cuts and Jobs Act ("The Act"), was signed into law by the President of the United States. The Act includes a number of changes, including the lowering of the U.S. corporate tax rate from 35 percent to 21 percent, effective January 1, 2018 and the establishment of a territorial-style system for taxing foreign-source income of domestic multinational corporations. The effect of the Act will be evaluated during the Company’s 2017 fiscal year end. Accordingly, the effect of the Act is not reflected in the Company’s accompanying interim condensed consolidated financial statements.

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